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                                  Exhibit 10.1

THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                        MEDICAL RESOURCES MANAGEMENT INC.
                              a Nevada corporation

                           CONVERTIBLE PROMISSORY NOTE


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         Medical Resources Management Inc., a Nevada corporation (the "Company")
agrees to pay to the order of _________________ (the "Holder") the principal sum of two hundred thousand dollars __________, plus simple interest on the unpaid principal amount of that loan at a rate per annum equal to eight percent (8%) (and in any event not less than the minimum rate per annum necessary to avoid imputation of income for federal income tax purposes). Unless previously converted under Section 1 hereof, this Note shall become due and payable as to both accrued interest and principal at any time on or after three months from the date of this Note upon receipt by the Company of written notice from the Holder demanding such payment. The Holder will in its sole discretion have the right to extend the maturity of the Note to up to six months from the date of this Note, and maintain its right through this six month period of Conversion as per the Conversion terms set forth hereof The Company shall make such requested payment within three (3) days of receipt of such notice. All payments hereon shall be applied first to accrued interest and second to the reduction of the principal. This Note shall be subordinate in all respects to any existing or future indebtedness incurred by the Company in favor of banks or other institutions regularly engaged in the business of lending money and senior in all respects to any other existing or future indebtedness incurred by the Company.

        __________________, in its sole discretion, may agree (but in no way is bound) to lend the Company up to an additional ___________ under a separately negotiated Note agreement that shall be subordinate in all respects to any existing or future indebtedness incurred by the Company in favor of banks or other institutions regularly engaged in the business of lending money and senior in all respects to any other existing or future indebtedness incurred by the Company.

         CONVERSION. The principal amount then outstanding under this Note may, without further action required on the part of either the Company or the Holder, be cancelled and converted into Common shares of the Company at the sole discretion of the Holder at any time by giving the Company seven business days written notification. At the Holder's election, any interest then accrued on the Note shall, without further action required on the part of the Holder, be similarly cancelled and converted into Common shares. As a condition to the conversion of this Note, Holder shall deliver to the Company this Note, with the Company's original signature (not a photocopy), for cancellation at the time of such conversion.

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     1. CONVERSION PRICE AND RELATED TERMS. Holder's per share purchase price of shares of Common solely for the purpose of the cancellation and conversion of indebtedness evidenced by this Note, described in Section 1 above, shall be US $0.10 per share.

     2. PREPAYMENT. Prepayment of this Note is permitted by the Company in the amount of $160,000 U.S. Dollars by giving the Holder five business days written notification of its intention to prepay the Note.

     3. TRANSFER OF NOTE. This Note may be transferred without the written consent of the Company.

     4. NO FRACTIONAL SHARES. No fractional shares of capital stock will be issued in connection with any conversion of the indebtedness under this Note, but in lieu of such fractional shares the Company shall make a cash payment therefor based upon the purchase price per share established for such conversion.

     5. EXPENSES. Each party shall pay its own fees and expenses incurred in enforcing its rights under this Note, whether or not litigation is commenced, including without limitation all fees and expenses of attorneys and expert witnesses. The Company shall bear the initial expenses of creating and implementing this Note.

     6. AMENDMENT. This Note and its terms may be changed, waived, or amended only by the written consent of the Company and the Holder.

     7. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     8. COUNTERPARTS. This Note may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

     9. WAIVER. The Company expressly waives presentment, demand for payment, notice of dishonor, notice of protest, and all other protests, notices or demands of any nature in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note.

     This Convertible Promissory Note is executed as of the date first above written.

                             "COMPANY"

                             MEDICAL RESOURCES MANAGEMENT INC.


                             By:---------------------------------------
                                Richard Whitman, CEO or authorized signatory

Acknowledged and Agreed:

"HOLDER"

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By:
   -------------------------------------------------
Print Name:
           -----------------------------------------
Title:
        --------------------------------------------
Address of Holder:



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